[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.9

MASTER TRANSLATIONAL RESEARCH SERVICES AGREEMENT

This Master Translational Research Services Agreement (“Agreement”) is dated as of the date of last signature below (the “Effective Date”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“PENN”), with offices located at Clinical Trial Contracting Unity, 322 Anatomy-Chemistry Building, 3620 Hamilton Walk, Philadelphia, PA 19104-6061, as owner and operator of the following PENN organizations (collectively, the “PENN Organizations”): [****], the Clinical Cell and Vaccine Production Facility (“CVPF”), the Center for Advanced Retinal and Ocular Therapeutics (“CAROT”), [****], and Cabaletta Bio, Inc. (“Cabaletta Bio”), having a place of business at 501 Northwick Lane, Villanova, PA, 19085. PENN and Cabaletta Bio may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Cabaletta Bio and PENN are Parties to two Sponsored Research Agreements, each effective April 23, 2018, with under which PENN investigators are undertaking two programs of research: 1) [****] (PENN investigator: Aimee S. Payne, M.D., Ph.D.); and 2) [****] (PENN Investigator: Michael C. Milone, M.D., Ph.D.);

WHEREAS, PENN and Cabaletta Bio are parties to a License Agreement effective as of                      (“License”);

WHEREAS, PENN and Cabaletta Bio are entering into this Agreement because Cabaletta Bio desires to retain services from PENN, including the [****], CVPF, CAROT, [****] organizations and possibly other functions related to the research and development of technology licensed to Cabaletta Bio under the License, including clinical research operations, regulatory support and validation, development, and manufacturing services (“R&D Activities”) as further specified in this Agreement and in the organization-specific Addenda and associated Project Appendices;

WHEREAS, the R & D Activities contemplated by this Agreement is of mutual interest and benefit to PENN and to Cabaletta Bio, and will further PENN’s instructional and research objectives in a manner consistent with its status as a non-profit, tax-exempt, educational institution.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.2

“Project Materials” means all materials and other tangible items that are developed by PENN and/or disclosed or provided to Cabaletta Bio in connection with the conduct of the Services for a Project, other than Deliverables or PENN Information, and PENN Materials.

1.3

“Confidential Information” of a Party, means: (i) all information of a Party or any of its Affiliates, including any know-how, that such Party discloses or makes available to the other Party under this Agreement; and (ii) the terms of this Agreement; provided that Confidential Information shall not include information to the extent that recipient can demonstrate, by clear and convincing evidence, that such Confidential Information:

(a) is or becomes generally available to the public other than as a result of disclosure by the recipient, or any other act or omission of recipient;

(b) is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party as evidenced by recipient’s written records;

(c) is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

(d) is obtained by recipient from a Third Party that lawfully has possession of and the right to disclose such Confidential Information without the breach of any contractual, legal or fiduciary obligation to the disclosing party or any third party.

1.4

“Cabaletta Bio Materials” means the biological and proprietary materials that are provided by Cabaletta Bio to PENN and described in the applicable Project Appendix, specifically excluding PENN Materials and any derivative, progeny, or residual of PENN Materials, for use in performance of the Services, including, without limitation, raw materials, chemicals, compounds, proteins, peptides, oligonucleotides, DNA, RNA, plasmids, viruses, vector, cell, cell lines, or seed stock.

1.5	“Deliverables” means those deliverables developed as part of a Project and specifically identified as deliverables in the applicable Project Appendix.

1.6

“PENN Information” means all of PENN’s technical and scientific information know-how, trade secrets, knowledge, technology, methods, processes, practices, formulas, protocols, formulations, specifications, instructions, techniques, procedures, designs, drawings, computer software, specifications, data, article, composition, formulation, apparatus, manufacturing, regulatory, clinical or other processes and procedures, test procedures and purification and isolation techniques in written, electronic or any other form now known or hereafter discovered or developed, which PENN utilizes to perform the Services. PENN Information is Confidential Information except to the extent specified in Section 1.3 (a) through (d).

1.7

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.8	“Project” has the meaning set forth in Section 1.11.

1.9

“Designated Penn Contact” means the member of PENN’s staff whom PENN has appointed to serve as project leader for the Services as specified in a Project Appendix, which shall be affixed to an organization-specific Addendum, and shall be responsible for the conduct, supervision, administration, performance of the Services and the delivery of the Deliverables for each PENN organization with respect to the applicable Project.

1.10

“PENN Materials” means equipment, sequences, or other biological materials or other substances used to perform the Services, such as raw materials, chemicals, compounds, proteins, peptides, oligonucleotides, DNA, RNA, plasmids, viruses, vector, cell, cell lines, seed stock. whether generated at PENN or purchased by PENN using funds provided hereunder (but specifically excluding any Cabaletta Bio Materials).

1.11	“Services” means the R&D Activities to be conducted by [****], CVPF, CAROT [****] or other PENN functions on behalf of PENN (each referred to herein as a “Project”).

1.12	Other Terms. Any capitalized terms not otherwise defined herein will have the meaning assigned to the term in SRAs or the License.

ARTICLE 2

SERVICES AND RECORDS

2.1

Addenda and Project Appendices. This Agreement is designed to govern R&D Activities of various organizations with PENN. The Agreement sets forth the terms and conditions applicable between Cabaletta Bio and all PENN organizations. To the extent there are additional, organization-specific terms and conditions, such terms and conditions shall be set forth in an organization-specific Addendum that specifically references this Agreement and is signed by both Parties (“Addendum/Addenda”). The Services to be performed by each organization, as part of the overall R&D Activities to be conducted hereunder, shall be memorialized by entering into project-specific appendices, which shall be attached to the Addenda of the particular PENN organization responsible for providing the particular Services, shall specifically reference this Agreement and/or the applicable Addenda, and shall be signed by both Parties (each referred to herein as a “Project Appendix”). Each Project Appendix shall be subject to the terms and conditions of the applicable Addenda and this Agreement, unless otherwise specified therein.

2.2

Conflict. In the event of any conflict between the terms and conditions set forth in this Agreement, the terms and conditions set forth in an Addendum, and/or the terms and conditions set forth in a Project Appendix, then (a) the terms and conditions set forth in this Agreement shall govern as to any conflict between such terms and conditions and the terms and conditions set forth in an Addendum or Project Appendix, and (b) the terms and conditions set forth in an Addendum shall govern as to any conflict between such terms and conditions and the terms and conditions set forth in a Project Appendix; provided, however, that if the applicable provision in a Project Appendix or Addendum specifically states that such provision shall govern notwithstanding a conflict with a provision in an Addendum or with this Agreement, as applicable, then such provision that so states shall govern.

2.3

Conduct. The Parties understand and agree that R&D Activities will be conducted as specified in this Agreement, the Addenda, and the Project Appendices, and in compliance with all applicable laws and regulations.

2.4

Designated Penn Contact. If the services of a Designated Penn Contact become unavailable to PENN for any reason or PENN deems it advisable to change a Designated Penn Contact, PENN shall be entitled to designate another member of its staff to serve as the Designated Penn Contract for the applicable Project. If a substitute Designated Penn Contact has not been designated within [****] after the original Designated Penn Contact ceases his or her services under this Agreement, Cabaletta Bio may terminate the relevant Project Appendix immediately upon written notice thereof to PENN, subject to the provisions of Section 6.3.

2.5

Communication. The principal contacts for PENN and Cabaletta Bio for the Services conducted pursuant to a Project Appendix will be identified in the Project Appendix and affixed to an organization-specific Addendum. During the conduct of each of the Services, the principal contacts designated by the Parties in each Project Appendix shall discuss with each other the conduct and progress of the Services, by telephone, email or in person as reasonably necessary and as may be further specified in the Project Appendix. Such discussions shall cover the status of the Services, review relevant results and data, as applicable, consider technical and other issues that have arisen and review and advise on any scientific, technical and budgetary matters relating to the Services.

2.6

Debarment. PENN hereby certifies that neither PENN nor any employee, consultant, faculty or other personnel, including the Designated Penn Contacts, engaged by PENN to perform services under this Agreement has been debarred under Section 306 of the U.S. Federal Food, Drug and Cosmetic Act in connection with the performance of Services under this Agreement or any comparable law or regulation outside of the United States. In the event that PENN becomes aware of any such debarment, PENN will provide Cabaletta Bio with prompt written notice thereof and promptly terminate the performance of any Services by such Person under this Agreement.

2.7

Records. PENN shall maintain accurate and complete records of the data, information, documentation (including regulatory documentation as applicable) and results of the Services and shall provide Cabaletta Bio with reports of the progress and results of the Services in accordance with any Addendum or Project Appendix. The Addendum or Project Appendix shall set forth the data, information, documentation (including regulatory documentation as applicable), results and reports that shall be Deliverables.

ARTICLE 3

REIMBURSEMENT OF COSTS & PAYMENT

3.1

Payment. Cabaletta Bio shall pay PENN for an amount equal to its expenditures and applicable overhead incurred by or on behalf of PENN in the conduct of each Project, in an amount not to exceed the total amount as set forth in the budget in the relevant Project Appendix (“Budget”). Cabaletta Bio understands and acknowledges that given the nature and scope of the R&D Activities, the amounts set forth on Project Appendices are good faith estimates only for the time period specified and not a guarantee of the cost to conduct the Services. If at any time PENN determines that it will require additional funds for the Services, it shall, as soon as it becomes aware of such required additional funds, promptly notify Cabaletta Bio and provide an estimate of the additional amount. shall not be liable for any costs in excess of the amount of set forth in the relevant Project Appendix unless it has agreed in a writing, signed by both Parties, to provide additional funds.

ARTICLE 4

PENN MATERIALS; DELIVERABLES; TECHNOLOGY TRANSFER

4.1

PENN Materials. Title to any PENN Materials, laboratory animals, or any other materials made or acquired with funds provided under any Project Appendix shall vest in PENN, and such PENN Materials (as well as all documentation, information and intellectual property rights relating thereto), animals, or other materials shall remain the property of PENN following termination of this Agreement. The Parties understand and agree that it is unlikely that PENN does not have an obligation to transfer PENN Materials to Cabaletta Bio as part of the Services hereunder; however, should PENN transfer any PENN Materials to Cabaletta Bio hereunder or under an applicable Project Appendix, Cabaletta Bio shall use such PENN Materials solely as described in such Project Appendix and Cabaletta Bio agrees that PENN Materials (a) will not be modified or derivatized, (b) will not be analyzed for and (c) will not be transferred or distributed to any third person without the prior written permission of PENN. At the request of PENN, Cabaletta Bio will return or destroy any unused portion of the PENN Materials in a manner mutually agreeable to the Parties at PENN’s expense.

4.2

Cabaletta Bio Materials. The Cabaletta Bio Materials, as well as all documentation, information and intellectual property rights relating thereto, will remain the exclusive property of Cabaletta Bio. PENN will use the Cabaletta Bio Materials solely as necessary in connection with its performance of the Services and agrees that the Cabaletta Bio Materials (a) will not be modified or derivatized (except to the extent necessary to perform the Services hereunder), (b) will not be analyzed for structure (except to the extent necessary to perform the Services hereunder) and (c) will not be transferred or distributed to any third person without the prior written permission of Cabaletta Bio. Upon the completion of the applicable Project or the expiration or termination of this Agreement, or at the request of Cabaletta Bio, PENN will return or destroy any unused portion of the Cabaletta Bio Materials in in a manner mutually agreeable to the Parties at Cabaletta Bio’s expense.

4.3

Deliverables; Technology Transfer. PENN shall own all right, title and interest in and to PENN Information. Ownership of Deliverables, manufactured products, and technology transfer of PENN Information shall be addressed to the extent relevant in an applicable organization-specific Addendum.

ARTICLE 5

CONFIDENTIALITY AND PUBLICATION

5.1

Cabaletta Bio does not intend to disclose confidential information to PENN unless it is necessary or useful for the performance of the Services. Each Party agrees that, for the Term and for [****] thereafter, such Party shall: (a) use the same degree of care to maintain the secrecy of the Confidential Information of the other Party that it uses to maintain the secrecy of its Confidential Information of like kind; (b) use the Confidential Information of the other Party only to accomplish the purpose of this Agreement or for audit or management purposes; (c) not disclose the Confidential Information of the other Party to any third party without the other Party’s prior written consent; and (d) ensure that any employees, consultant, intern, student, faculty or other personnel, including the Designated Penn Contact, are bound to it by similar obligations of confidentiality and to make sure such disclosure only as required to accomplish the purposes of this Agreement. The Parties will endeavor to mark confidential information. Notwithstanding the foregoing, the failure to mark will not render the information non-confidential when the confidential nature is apparent from the context or subject matter or a reasonable person knowledgeable about translational research and clinical manufacturing would recognize the information as confidential.

5.2

A Party may disclose the Confidential Information of the other Party to the extent required by applicable law or court order or legal process obligated by law, rule, regulation, or rules of a securities exchange (“Securities Laws”); provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure, limits the disclosure to only what is required to disclose and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure. For the avoidance of doubt, in the event the Cabaletta Bio determines it is required to make a disclosure pursuant to the Securities Laws, Cabaletta Bio shall provide prior written notice thereof to PENN, including the text of the proposed disclosure, and provide PENN with an opportunity to comment.

5.3

Cabaletta Bio may disclose the existence and terms of this Agreement to bona fide actual or potential investors and acquirers, partners, collaborators, and licensees, in each case, in connection with bona fide business discussions, provided the foregoing are bound by similar obligations of confidentiality and non-use as set forth herein.

ARTICLE 6

TERM & TERMINATION

6.1

Term. The initial term of this Agreement shall begin on the Effective Date of this Agreement and shall expire upon the later of: (i) [****] from the Effective Date; or (ii) completion of all Projects, unless terminated sooner pursuant to Sections 2.4 or 6.2 hereof (“Term”). This Agreement may be extended or renewed only by mutual written agreement executed by duly authorized representatives of the Parties.

6.2	Termination.

(i)

Except as otherwise explicitly addressed in an Addendum or Project Appendix, either Party may terminate this Agreement, any Addendum or any outstanding Project Appendix with or without cause upon [****] prior written notice to the other Party.

(ii)

Either Party may terminate a Project Appendix effective upon written notice to the other Party, if the other Party breaches any of the terms or conditions of such Project Appendix, or the terms or conditions of this Agreement as they relate to such Project Appendix, and fails to cure such breach within [****] after receiving written notice thereof. In the event of an incurable breach, the non-breaching Party may terminate such Project Appendix effective immediately upon written notice to the breaching Party.

(iii)

Early termination of this Agreement will result in early termination of all outstanding Project Appendices, unless the Parties agree that any of the Addenda or a Project Appendix shall remain in effect, in which case the terms and conditions of this Agreement shall remain in effect for purposes of such Project Appendix only.

(iv)

Early termination of an individual Project Appendix will not result in early termination of this Agreement or any other Project Appendix, unless the Parties express their intention to terminate this Agreement in its entirety under Section 6.2(i) and/or such other outstanding Project Addenda in addition to the Project Addendum in question.

(v)

In the event that there are ongoing Project Appendices at the time of expiration or termination of this Agreement that are not terminated as described in Section 6.2(i) and/or (ii), the terms and conditions of this Agreement shall remain in effect for purposes of those Addenda and Project Appendices only.

6.3	Effects of Termination.

(i)	In the event of termination of a Project Appendix prior to its stated term whether for any reason other than for PENN’s breach, PENN shall use diligent efforts to avoid incurring any additional costs following receipt of notice of termination, and PENN shall be entitled to payment for the work in progress up to the date of termination, and for allowable costs. Allowable costs include, without limitation, all costs or non-cancellable commitments incurred prior to the receipt, or issuance, by PENN of the notice of termination, and the full and reasonable cost of each employee, student and faculty member supported hereunder through the end of such commitments solely to the extent they cannot be utilized in other projects and then in no event shall Cabaletta Bio be responsible for more than [****] of cost for such individuals, each to the extent incurred in accordance with the applicable Project Appendix. In the event of termination, PENN shall submit a final report of all costs incurred and all funds received under the Project Addendum within [****] after the effective termination date. The report shall be accompanied by a check in the amount of any excess of funds advanced over costs and allowable commitments incurred. In case of a deficit of funds, Cabaletta Bio shall pay PENN the amount needed to cover costs and allowable commitments incurred by PENN under the Project Appendix.

(ii)

Termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to termination hereof. The provisions of ARTICLE 3; ARTICLE 4; ARTICLE 5; ARTICLE 7; and ARTICLE 8, and Section 6.3, shall survive any expiration or termination of this Agreement.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF OTHER WARRANTIES;

INDEMNIFICATION, INSURANCE, LIMITATION OF LIABILITY

7.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(i)	such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization;

(ii)	such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(iii)

this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(iv)	such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

7.2

Disclaimer of Other Warranties. Other than the representations and warranties provided in Section 7.1 above or as set forth in any Addendum, PENN AND CABALETTA BIO MAKE NO REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE SERVICES OR ANY PROJECT, OR THE CONDITION, OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE SERVICES, THE PROJECT MATERIALS, OR ANY PENN INTELLECTUAL PROPERTY OR

DEVELOPMENT RESULTS OR THAT USE OF PENN INTELLECTUAL PROPERTY OR PRODUCT OR THE PROJECT MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. PENN AND CABALETTA BIO ALSO EXPLICITLY DISCLAIM ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY PRODUCT. WITHOUT LIMITING PENN’S OBLIGATIONS TO PERFORM THE SERVICES IN ACCORDANCE WITH THIS AGREEMENT, OR CABALETTA BIO’S OBLIGATION TO PAY FOR SUCH SERVICES, EXCEPT FOR LIABILITY ARISING FROM A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES SUFFERED BY THE OTHER PARTY RESULTING FROM THIS AGREEMENTOR, IN THE CASE OF PENN, PENN SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES SUFFERED BY CABALETTA BIO OR ANY OTHER PERSON RESULTING FROM THE SERVICES OR THE USE OF ANY PENN INTELLECTUAL PROPERTY, ANY PRODUCT RESULTING THEREFROM OR THE USE OF ANY PENN INFORMATION AND MATERIALS PROVIDED PURSUANT TO THIS AGREEMENT.

7.3	Indemnification; Insurance; Limitation of Liability.

The Parties acknowledge and agree that the provision of Article 7 of the License apply to the Services and accordingly Article 7 of the License is incorporated herein by reference.

ARTICLE 8

ADDITIONAL PROVISIONS

8.1

Force Majeure. Neither Party shall be liable for any failure to perform as required by this Agreement to the extent such failure to perform is due to unforeseeable circumstances reasonably beyond such Party’s control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, terrorism, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns or other such occurrences.

8.2

Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

8.3

Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby

8.4

Third Party Beneficiary. No party, other than PENN or Cabaletta Bio shall be entitled to any rights whatsoever by virtue of the relationships created by or arising under this Agreement, including, without limitation, rights as a third party beneficiary.

8.5

Use of Names. Cabaletta Bio and its affiliates may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of PENN or any PENN school, organization, employee, student or representative, without the prior written consent of PENN or as otherwise required by applicable laws or regulations. Notwithstanding the foregoing, Cabaletta Bio may use the name of PENN in a non-misleading and factual manner solely to state Cabaletta Bio’s funding of the Services, or as otherwise required by applicable laws or regulations. PENN shall not use Cabaletta Bio’s name without Cabaletta Bio’s prior written consent except that PENN may acknowledge Cabaletta Bio’s funding of the Services, in listings of research or development projects and for other academic purposes or as otherwise required by applicable laws or regulations.

8.6

No Discrimination. Neither PENN nor Cabaletta Bio will discriminate against any employee or applicant for employment on the basis of race, national origin, gender, age, creed, ancestry, ethnicity, religion, marital status, familial status, sexual orientation, gender identity or expression, genetic information, culture, language, socioeconomic status, domestic or sexual violence victim status, source of income, source of payment, veteran status, or disability.

8.7	Successors and Assignment.

(i)	The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

(ii)

Cabaletta Bio may not assign or transfer this Agreement or any of Cabaletta Bio’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of PENN, except in connection with the sale or transfer of all or substantially all of Cabaletta Bio’s business or assets relating to the subject matter of this Agreement, whether by merger, sale of assets or otherwise, provided that: (a) there exists no material breach by Cabaletta Bio of any material term of this Agreement; (b) Cabaletta Bio provides prompt written notice of the transaction to PENN; and (c) the assignee agrees in writing to be legally bound by this Agreement. Any permitted assignment will not relieve Cabaletta Bio of any obligation of Cabaletta Bio that has accrued at the time of assignment. For clarity, notwithstanding the foregoing, PENN may exercise its option to terminate under Section 6 upon such assignment by Cabaletta Bio.

(iii)	Any assignment not in accordance with this Section 8.7 shall be void.

8.8

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

8.9

Entire Agreement of the Parties; Amendments. This Agreement and the Exhibits, Addenda and Project Appendices attached hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and, except for the License, cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

8.10

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

8.11

Dispute Resolution. If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.

8.12

Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address shown below or such other address as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, [****] after deposit in the United States mail; if sent via courier, [****] after deposit with the courier service.

For PENN	with a copy to:

[****]	[****]

For Cabaletta Bio:	with a copy to:

[****]	[****]

8.13

Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

8.14

Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

8.15

Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require.

8.16

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) or electronic copy of this Agreement, including the signature pages, will be deemed an original.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Agreement as of the date first written above.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA	CABALETTA BIO, INC.

By: [****]	By: /s/ Steven Nichtberger

Name: [****]	Name: Steven Nichtberger

Title: [****]	Title: CEO

Date: 10/19/18	Date: 10/19/2018